Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Urban AG. Corp

I consent to the incorporation, in this Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for Urban AG. Corp, Commission file number 000-52327, of my report dated November 16, 2012 related to my audit of the financial statements which appear in this Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

/S/HARRIS F. RATTRAY CPA

HARRIS F. RATTRAY CPA

PEMBROKE PINES, FLORIDA

NOVEMBER 20, 2012